Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Capital Bank Financial Corp. (formerly North American Financial Holdings, Inc.) on Amendment No. 4 to Form S-4, of our report dated March 15, 2011, relating to the consolidated financial statements of Capital Bank Corporation and Subsidiaries as of December 31, 2010, and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ELLIOTT DAVIS, PLLC

Charlotte, North Carolina

August 24, 2012